UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2007
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)	Election of Directors: On July 25, 2007, Motorola, Inc. (“Motorola” or “Company”) issued a press release announcing that Gregory Q. Brown (“Mr. Brown”) and Anthony J. Vinciquerra (“Mr. Vinciquerra”) have been elected to the Board of Directors of Motorola effective July 25, 2007 and July 26, 2007, respectively. The press release is attached to this Form 8-K as Exhibit 99.1.

Mr. Vinciquerra was also appointed a member of the Audit and Legal Committee of the Board of Directors of Motorola, effective July 26, 2007. Mr. Vinciquerra will participate in Motorola’s previously disclosed compensation program for non-employee directors. In connection with joining the Motorola Board, on July 26, 2007, Mr. Vinciquerra received a deferred stock unit award of 5,187 units. Each unit is intended to be the economic equivalent of a share of Motorola common stock. The award is in the form of the Company’s standard form of Deferred Stock Unit Award Agreement between Motorola and its non-employee directors under the Motorola Omnibus Incentive Plan of 2006, filed as Exhibit 10. 9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Mr. Brown, as an employee of the Company, will not receive additional compensation for his services as a director.
Item 9.01. Financial Statements and Exhibits
(c) The following is filed as an Exhibit to this Report.

Exhibit No.	Document
99.1	Press Release by Motorola, Inc. dated July 25, 2007 announcing the election of Anthony J. Vinciquerra and Gregory Q. Brown to the Board of Directors of Motorola, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: July 30, 2007	By:	/s/ A. Peter Lawson
A. Peter Lawson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT No.	DOCUMENT

99.1	Press Release by Motorola, Inc. dated July 25, 2007 announcing the election of Anthony J. Vinciquerra and Gregory Q. Brown to the Board of Directors of Motorola, Inc.